UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, upon the recommendation of the Compensation Committee of the Board of Directors of Prosperity Bancshares, Inc. (the “Company”), the Company and Prosperity Bank (the “Bank” and, together with the Company, the “Employer”) entered into a Third Amended and Restated Employment Agreement (the “Agreement”) with H.E. Timanus, Jr., the Chairman of the Company and Chairman and Chief Operating Officer of the Bank.

The Agreement amends and restates the Second Amended and Restated Agreement effective January 1, 2009, as amended effective February 22, 2012 (the “Prior Agreement”), the material terms of which are disclosed in the Company's Definitive Proxy Statement dated March 14, 2024. The primary changes reflected in the Agreement are to the obligations of the Employer upon a Change in Control (as defined in the Agreement) as summarized below

The Prior Agreement provided that upon a Change in Control, Mr. Timanus would receive a payment equal to three times Base Salary (as defined in the Agreement), with no consideration of his bonus. The Agreement provides that the Employer will make a cash payment to Mr. Timanus equal to the aggregate of the following amounts only if he terminates the Agreement with Good Reason (as defined in the Agreement) or if the Employer terminates the Agreement without Cause (as defined below), in each case during the period that begins six months before a Change in Control and ends 18 months after a Change in Control:

(1) any unpaid portion of Mr. Timanus’ Base Salary then in effect through the date of termination;

(2) any compensation previously deferred by Mr. Timanus and not yet paid by the Employer;

(3) any accrued but unpaid vacation pay;

(4) any amounts or benefits to which Mr. Timanus may be entitled through the date of termination under then‑existing or applicable plans, programs, arrangements and policies of the Employer;

(5) an amount equal to three times Mr. Timanus’ Base Salary in effect on the termination date (prior to any reduction giving rise to Good Reason); and

(6) an amount equal to three times Mr. Timanus’ Average Annual Bonus (as defined in the Agreement).

“Average Annual Bonus” is defined as an amount equal to the average of (i) the amount earned under the executive formulaic annual incentive bonus program or any replacement bonus program for executives of the Company, whether paid in restricted stock or cash, and (ii) any discretionary cash bonus amounts received by Mr. Timanus, for the two calendar years immediately preceding the year in which Mr. Timanus’ employment terminates.

In addition, the Agreement provides that any outstanding shares of restricted stock of the Company will vest upon a Change in Control.

The Agreement also amends the conflicts of interest section to permit Mr. Timanus to make personal investments in a competing business in a reasonable manner that does not interfere with his duties to the Company under the Agreement.

The summary of the Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Third Amended and Restated Employment Agreement dated January 21, 2025 by and among Prosperity Bancshares, Inc, Prosperity Bank and H.E. Timanus, Jr.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: January 22, 2025	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel